Exhibit (10)


                                     VERRIL
                                       &
                                    DANA LLP
                                                         ONE PORTLAND SQUARE
                                                  PORTLAND, MAINE 04112-0586
                                             207-774-4000 * FAX 207-774-7499


                                     July 14, 1998



Board of Trustees
The Winter Harbor Fund
511 Congress Street
Portland, Maine 04101

Board of Trustees
The Royce Fund
1414 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         We have acted as counsel to The Winter Harbor Fund, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 28, 1998 (the "Registration Statement") and relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the "Shares") of The REvest Value Fund (a series of the Trust) pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents and instruments submitted to us as copies. In addition we have reviewed and relied upon the following:

     (a) the Trust Instrument of the Trust dated June 26, 1997, as amended on July 11, 1997 (the "Trust Instrument");

     ( b) the Trust's Certificate of Trust as filed with the Secretary of State ofDelaware on June 25, 1997, as amended on April 8, 1998;

     (c) resolutions of the initial Board of Trustees of the Trust adopted at meetings of the Trustees on July 11, 1997 and April 6, 1998, authorizing the issuance of the Shares;

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     (d) the Registration Statement; and

     (e) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

                   Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of applicable Delaware statutes and reported Delaware case law. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion.

                   For purposes of this  opinion,  we have further  assumed that
(i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Registration Statement and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will have been complied with.

                   Based on the foregoing and our examination of such questions of law as we have deemed necessary, we are of the opinion that the Shares, when issued and sold by the Trust, will be legally issued, fully paid and nonassessable.

                   We hereby consent to (i) the reference to our firm under the caption "Legal Counsel" in the Prospectus of the Trust included in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ VERRILL & DANA, LLP

                                                     VERRILL & DANA, LLP

GSF-WET

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